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                                                                    EXHIBIT 99.8


         This proxy is solicited on behalf of the board of directors for the special meeting of stockholders on _____________, 1998.

         The undersigned hereby appoints Wayne M. Whitaker and Darrell M. Dillard, of any one of them, with full power of substitution, attorneys and proxies of the undersigned to vote all shares of common stock of Midland Resources, Inc. (the "Company") which the undersigned is entitled to vote at the special meeting of stockholders of the Company to be held on ____________, 1998, at Midland, Texas at 10:00 a.m. Texas time:

1.   [ ] FOR   [ ] AGAINST   [ ] ABSTAIN     proposal to approve and adopt the
                                             Agreement and Plan of Merger
                                             among the Company, Vista Resources
                                             Partners, L.P., Vista Energy
                                             Resources, Inc. and Midland Merger
                                             Co.



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         All as described in the Notice of Meeting of Stockholders and Proxy
Statement, receipt of which is hereby acknowledged.

         This Proxy will be voted in accordance with the specifications made herein. If no contrary specification is made, it will be voted "FOR" the proposal set forth.

                                          Dated this ___ day of _________, 1998


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                                          -------------------------------------
                                          Signature(s) of stockholder(s)


                                          Please sign exactly as your name
                                          appears on your stock certificate.
                                          When signing as an executor,
                                          administrator, trustee or other
                                          representative, please sign your
                                          full title. All joint owners should
                                          sign.


                 PLEASE DATE, SIGN AND MAIL YOUR PROXY PROMPTLY.